Exhibit (j)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 33-21660) of AmSouth Funds and to the use of our report dated September 13, 2002, incorporated by reference therein.





                                ERNST & YOUNG LLP


Columbus, Ohio
November 21, 2002